Exhibit 23.1

               Consent of Independent Certified Public Accountants


                  We consent to the incorporation by reference in the Registration Statement (Form S-8) of Apropos Technology, Inc., pertaining to the 2000 Omnibus Incentive Plan and the Employee Stock Purchase Plan of 2000, of our reports dated January 13, 2000, with respect to the consolidated financial statements and schedule of Apropos Technology, Inc. included in its Registration Statement on Form S-1 (no. 333-90873) filed with the Securities and Exchange Commission.

                              /S/ ERNST & YOUNG LLP

Chicago, Illinois
March 29, 2000